Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Nos. 333-159086, 333-182068, and 333-190678) on Form S-8 of our report dated June 26, 2014 appearing in this Annual Report on Form 11-K of Nuverra 401(k) Plan from inception to December 31, 2013.

/s/ CliftonLarsonAllen LLP

Phoenix, Arizona

June 26, 2014